EXHIBIT 99.1

Cytokinetics Names Robert Califf, M.D., to Board of Directors

Appointment Strengthens Regulatory, Global Clinical Research and Cardiology Expertise as Company Advances Its Development Pipeline and Executes Against Its Vision 2020

SOUTH SAN FRANCISCO, Calif., Feb. 12, 2018 (GLOBE NEWSWIRE) -- Cytokinetics, Incorporated (Nasdaq:CYTK) today announced that Robert Califf, M.D., has been appointed to the company’s Board of Directors. Dr. Califf is the Vice Chancellor for Health Data Science at Duke Health and Director of the Duke University Center for Health Data Science. He is also serving as an advisor to the senior management team at Verily Life Sciences, a subsidiary of Alphabet, Inc. (parent company to Google) and was appointed an adjunct professor of medicine at Stanford University. In these positions, Dr. Califf is harnessing the power of advanced computing and information sciences to foster collaborations and the development of new technologies to improve human health care.

Dr. Califf joins the Cytokinetics Board of Directors with extensive international experience in cardiovascular medicine, health care outcomes research, health care quality, and clinical research. Dr. Califf served as Commissioner of the United States Food and Drug Administration (FDA) between February 2016 and January 2017, and as Deputy Commissioner of the FDA’s Office of Medical Products and Tobacco from January 2015 until his appointment as FDA Commissioner.

“It’s our pleasure to welcome Rob to our Board,” said Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “As a renowned leader in cardiovascular medicine having overseen the conduct of landmark clinical trials, his expertise will be especially valuable as we continue to advance omecamtiv mecarbil in our Phase 3 clinical trials program in collaboration with Amgen and as we further the development of our muscle biology-directed drug candidates and execute on our Vision 2020 across cardiovascular and other therapeutic areas to improve healthspan as the population ages.”

Prior to joining the FDA, Dr. Califf was Professor of Medicine and Vice Chancellor for Clinical and Translational Research at Duke University. He also served as Director of the Duke Translational Medicine Institute and founding Director of the Duke Clinical Research Institute. Dr. Califf has been involved in dozens of landmark clinical trials and he has been recognized as one of the top ten most-cited medical authors with more than 1,200 peer-reviewed publications.

Dr. Califf is a member of the National Academy of Medicine (NAM) and has served on various committees for the NAM. He has also served on the Board of Scientific Counselors for the National Library of Medicine, as well as on advisory committees for the National Cancer Institute, the National Heart, Lung, and Blood Institute, the National Institute of Environmental Health Sciences and the Council of the National Institute on Aging. Dr. Califf held leadership positions and board appointments for biopharmaceutical companies including Portola Pharmaceuticals, Proventus and Nitrox, LLC. Dr. Califf received his medical degree from the Duke University School of Medicine in Durham, NC and completed his residency in internal medicine at the University of California, San Francisco and a fellowship in cardiology at Duke University.

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to increase muscle function and contractility. Cytokinetics is collaborating with Amgen Inc. (“Amgen”) to develop omecamtiv mecarbil, a novel cardiac muscle activator. Omecamtiv mecarbil is the subject of GALACTIC-HF, an international Phase 3 clinical trial in patients with heart failure. Amgen holds an exclusive worldwide license to develop and commercialize omecamtiv mecarbil with a sublicense held by Servier for commercialization in Europe and certain other countries. Cytokinetics is collaborating with Astellas Pharma Inc. (“Astellas”) to develop CK-2127107, a next-generation FSTA. CK-2127107 has been granted orphan drug designation by the FDA for the potential treatment of spinal muscular atrophy (SMA.) CK-2127107 is the subject of three ongoing Phase 2 clinical trials enrolling patients with SMA, COPD and ALS. Astellas is also conducting a Phase 1b clinical trial of CK-2127107 in elderly adults with limited mobility. Astellas holds an exclusive worldwide license to develop and commercialize CK-2127107. Licenses held by Amgen and Astellas are subject to Cytokinetics' specified co-development and co-commercialization rights. Cytokinetics continues its 20-year history of innovation with three new muscle biology directed compounds advancing from research to development in 2018.  For information about Cytokinetics, please visit www.cytokinetics.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act's Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities; the design, timing, results, significance and utility of preclinical and clinical results, including Cytokinetics’ expectations regarding the timing or results from its clinical trials of CK-2127107, enrollment of patients in GALACTIC-HF and pipeline expansion in 2018; and the properties and potential benefits of CK-2127107 and Cytokinetics’ other drug candidates.  Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trial results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Astellas’ decisions with respect to the design, initiation, conduct, timing and continuation of development activities for CK-2127107; Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

Contact:
Cytokinetics
Diane Weiser
Vice President, Corporate Communications, Investor Relations
(415) 290-7757